UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): 9/26/2006 (9/20/2006)

NYMEX Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 333-30332

DE	13-4098266
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One North End Avenue, World Financial Center, New York, NY 10282-1101

(Address of Principal Executive Offices, Including Zip Code)

(212) 299-2000

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 20, 2006, NYMEX Holdings, Inc. (“NYMEX”) along with its exchange subsidiaries entered into a Transaction Agreement (the “Transaction Agreement”) with the Governors Committee of Commodity Exchange, Inc. (the “COMEX Division”) in which the trading rights and protections that are currently afforded to the members of the COMEX Division will be terminated, and in exchange, the owners of COMEX Division memberships will receive new trading rights and protections and 8,400 shares of NYMEX common stock. Completion of the transaction will entitle the Exchange to list all COMEX Division contracts and new metals contracts electronically for overnight and side-by-side trading. In addition, metals contracts may be listed for clearing on the NYMEX ClearPort® platform. New York Mercantile Exchange, Inc. will also have the right to make electronic trading privileges available to third parties to trade COMEX Division products. As part of the transaction, the current COMEX Division By-Laws will be amended to reflect these changes as well as to grant certain trading rights protections relating primarily to member rates and fees and the continued support of open-outcry trading and benefits. The termination of the existing trading rights and protections, the establishment of new trading rights and protections and the issuance of shares of NYMEX Common Stock to owners of COMEX Division memberships are collectively referred to herein as the “Transaction.”

The Transaction is expected to close (the “Closing”) in the fourth quarter of 2006. The Closing of the Transaction is subject to certain conditions, including: (i) the approval by NYMEX’s stockholders of the amendment to NYMEX’s certificate of incorporation to increase the number of shares of authorized stock and designate shares of Series B-1, B-2 and B-3 Common Stock and the adoption of such amendment, (ii) the approval by the owners of COMEX Division memberships of the Transaction Agreement and the Amended and Restated COMEX Division By-Laws, (iii) certain governmental approvals, including the effectiveness of a Registration Statement on Form S-1 of NYMEX to register the shares of NYMEX common stock to be issued to owners of COMEX Division memberships and (iv) other customary closing conditions.

The foregoing is a summary of the terms of the Transaction Agreement and is qualified in its entirety by reference to the Transaction Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 8.01. Other Events

On September 21, 2006, NYMEX issued a press release announcing that it, along with its exchange subsidiaries, signed a transaction agreement with the Governors Committee of the COMEX Division regarding the COMEX Division member trading rights. NYMEX expects to file preliminary proxy materials with the Securities and Exchange Commission in the near future and hold a stockholder meeting in the fourth quarter of 2006 to approve the additional authorized shares of NYMEX common stock necessary to consummate the COMEX Division transaction.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Transaction Agreement, dated September 20, 2006, by and among NYMEX Holdings, Inc., New York Mercantile Exchange, Inc., Commodity Exchange, Inc. and the Governors Committee of Commodity Exchange, Inc.
99.1	Press Release, dated September 21, 2006

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ADDITIONAL INFORMATION AND WHERE TO FIND IT

NYMEX intends to file with the Securities and Exchange Commission a proxy statement in connection with the proposed transaction. The proxy statement will be mailed to the stockholders of NYMEX. STOCKHOLDERS OF NYMEX ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Such proxy statement (when available) and other relevant documents may also be obtained, free of charge, on the Securities and Exchange Commission’s website (http://www.sec.gov) or by contacting the Office of the Corporate Secretary located at NYMEX Holdings, Inc., One North End Avenue, Suite 1548, New York, New York 10282-1101, Attention: Donna Talamo. A copy of such information will be provided upon request by first class mail or other equally prompt means within one (1) business day of receipt of such request or other equally prompt means plus one (1) business day of receipt of such request.

PARTICIPANTS IN THE SOLICITATION

NYMEX and certain persons may be deemed to be participants in the solicitation of proxies relating to the proposed transaction. The participants in such solicitation may include NYMEX’s executive officers and directors. Further information regarding persons who may be deemed participants will be available in NYMEX’s proxy statement to be filed with the Securities and Exchange Commission in connection with the transaction.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NYMEX Holdings, Inc.

Date: September 26, 2006

	By:	/s/ Richard Kerschner, Esq.

Richard Kerschner, Esq.
SVP-Corp. Governance and Strategic Initiatives

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Exhibit Index

Exhibit No.	Description
10.1	Transaction Agreement, dated September 20, 2006, by and among NYMEX Holdings, Inc., New York Mercantile Exchange, Inc., Commodity Exchange, Inc. and the Governors Committee of Commodity Exchange, Inc.
99.1	Press Release, dated September 21, 2006

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